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EXHIBIT 99.1


                           MEMORANDUM OF UNDERSTANDING
                           ---------------------------



TO:       CATCHER, INC.

FROM:     U.S. TELESIS HOLDING, INC.

PURPOSE:  DISCUSSION PURPOSES

RE:       ACQUISITION OF CATCHER, INC. (CATCHER) BY U.S. TELESIS HOLDINGS, INC.
          (UST)


TRANSACTION:

UST, subject to the completion of due diligence on CATCHER by UST and on UST by CATCHER's shareholders, will acquire 100% of the issued and outstanding shares of CATCHER by issuing to the shareholders of CATCHER and the other persons described in the "UST Shareholder Analysis - Post Closing" chart below, such number shares of its common stock which, after closing, and giving effect to a 1 for 7.2 reverse stock split, will represent 85.75% of all the issued and outstanding common stock of UST.

It is anticipated that the acquisition of all of CATCHER' s outstanding common and preferred stock will be completed through two separate transactions. In one transaction, UST will issue convertible preferred shares of UST which will convert into 5,870,224 shares of UST's post-split common shares automatically on the day UST's reverse stock split becomes effective but have voting rights equal to 42,265,613 common shares prior to the effective date of the reverse split. The second transaction will be between UST and the common shareholders of CATCHER, wherein UST will issue 34,909,350 shares of UST's pre-split common shares at Closing for all their common shares in CATCHER. After completion of the two transactions, CATCHER will be a wholly-owned subsidiary of UST.

On or before April 25, 2005, UST will obtain a release from all UST shareholders who purchased shares directly from UST from March 1, 2001 to March 31, 2005. UST shall be current with the State of Delaware on all franchise taxes and will have obtained a certificate of good standing from the Delaware Secretary of State.

As of the Closing date, UST will have no derivatives or convertible securities outstanding and will be current with its required SEC filings and will have no more than $10,000 in outstanding liabilities.


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CATCHER:

At Closing, CATCHER' s assets will include 100% of the CATCHER technology, free and clear of any and all claims, and $4,500,360 in cash (paid in to CATCHER from a private placement of CATCHER's common stock with certain private investors (the "Private Placement Investors") which will be held in escrow and will be released upon the closing of the transaction with UST. At Closing, CATCHER's liabilities will not exceed $816,635.

         In addition to the foregoing liabilities, CATCHER shall have employment contracts with Tabankin and Sutton.

o Mr. Tabankin's employment agreement with CATCHER will provide for a term of three (3) years, an annual salary of $216,000 and that he shall have the title of Chairman and President of UST and CTO of CATCHER. To the extent Mr. Tabankin's employment agreement is terminated for any reason other than his conviction of engaging in any fraudulent activity, or a court of competent jurisdiction finally determines that he has breached a fiduciary duty to UST, or conviction of a felony crime or his voluntary resignation, Mr. Tabankin shall be entitled to the greater of his salary, bonus and other compensation that would have been paid through the end of his employment agreement or two years of his salary, bonus and other compensation payable under the terms of his employment agreement.

o Mr. Sutton's employment agreement will provide for a term of one (1) year and an annual salary of $150,000. To the extent Mr. Sutton's employment agreement is terminated for any reason other than his conviction of engaging in any fraudulent activity, or a court of competent jurisdiction finally determines that he has breached a fiduciary duty, or conviction of a felony crime or his voluntary resignation, Mr. Sutton shall be entitled to the greater of his salary, bonus and other compensation that would have been paid through the end of his employment agreement or six months of his salary, bonus and other compensation payable under the terms of his employment agreement.

CAPITAL

Immediately prior to CATCHER completing the $4,500,360 private placement, the total of all outstanding shares of CATCHER shall have issued and outstanding 447,749.5 shares of its capital stock, 422,656 of which shall be preferred stock and 25,093.5 of which shall be common stock.


The Certificate of Incorporation of CATCHER shall provide for 1,000,000 shares of common stock, and 500,000 shares of preferred stock.


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The Private Investors shall purchase units in CATCHER, each unit consisting of
(a) two shares of common stock of CATCHER at a purchase price of $13.89 per share and (b) a warrant to purchase one share of common stock of CATCHER at a purchase price of $20. 84 per share and (c) a warrant to purchase one share of common stock of CATCHER at $27.78 per share. In consideration for the aggregate of $4,500,360.00, the Private Investors shall receive (a) an aggregate of 324,000 shares of common stock of CATCHER, (b) an aggregate of 162,000 warrants to purchase common stock of CATCHER at a purchase price of $20.84 per share that must be exercised within 5 years, and (c) an aggregate of 162,000 warrants to purchase common stock of CATCHER at $27.78 per share that must be exercised within 5 years.

UST shall acquire all of the capital stock of CATCHER by way of separate stock purchase agreements. In the first set of stock purchase agreements, UST shall agree to exchange 100 shares of UST common stock in consideration of each share of common stock of CATCITIER held by the CATCHER common stockholders. In addition, UST shall agree to assume the obligations under the warrants except that the number of shares of UST issuable upon exercise of the warrants shall be adjusted to reflect the 1 for 100 share exchange. In the second set of stock purchase agreements. UST shall agree to exchange 733,778 shares of its preferred stock for all shares of CATCHER preferred stock. Each share of the UST preferred stock shall automatically convert to 8 shares of UST common stock immediately upon the reverse stock split.

Immediately following the acquisition of CATCHER by UST, the outstanding shares of UST shall be held as follows:

UST Shareholder Analysis - Post Closing - Pre-Reverse Split:
------------------------------------------------------------

                                                       Common Share
          Shareholder                                  Ownership
          -----------                                  Pre-Reverse Split
                                                       -----------------

          Pre-closing UST Shareholders                 12,825,000
          Private Placement Investors ($4,500,360)     32,400,000
          CATCHER Common Shareholders                   2,509,300


          Shareholder                                  Preferred Share
          -----------                                  Ownership
                                                       Pre-Reverse Split
                                                       -----------------

          CATCHER Preferred Shareholders                   733,778



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Immediately following the 1 for 7.2 reverse stock split, the outstanding common shares of UST shall be held as follows:

UST Shareholder Analysis Post Closing Post Reverse Split:
---------------------------------------------------------

                                                       Share Ownership
          Shareholder                                  Post-Reverse Split
          -----------                                  ------------------

          Pre-closing UST Shareholders                      1,781,250
          Private Placement investors ($4,500,360)          4,500,360
          CATCHER Common Shareholders                         348,514
          CATCHER Preferred Shareholders                    5,870,224
                                                         ------------
                                                           12,500,348


Following the closing of the transaction:

(a) All current officers of UST shall resign as well as Jules Benge Prag IV as director. Ira Tabankin will be appointed to fill the director vacancy, and Ira Tabankin will be named president. After Closing, UST will immediately schedule its annual meeting to take place no later than May 31, 2005 and propose the following slate of directors:

                    1) Ira Tabankin
                    2) Cathal Flynn
                    3) To be determined
                    4) To be determined
                    5) To be determined

(b) For a period of one year following the closing of the acquisition by UST, UST agrees not to authorize any further reverse-split of its common stock except for the I for 7.2 reverse-split contemplated in this MOU.

(c) Registration Rights: The Company shall use its best efforts to register the stock issued to the former shareholders of on a mutually agreed basis (or terms in the registration rights agreement).

         The parties intend to negotiate in good faith documentation reflecting the foregoing terms and conditions. However, this MOU is not intended to be and does not constitute a legally binding obligation or agreement of either party. Nothing in this MOU should be relied upon by any party as a representation of facts. No legally binding obligations will be created, implied, or inferred unless and until the parties have signed and delivered agreements.



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         If the foregoing meets with your understanding of the transaction between UST and CATCHER, please execute the acknowledgement below, and we can proceed with the completion of our due diligence and preparation of a Definitive Stock Purchase Agreement.



                                             Very truly Yours,


                                             U.S. TELESIS HOLDINGS, INC.

                                             /s/ Nicolas Rigopulos, President


Agreed and Accepted this ___ day of April, 2005


CATCHER, INC.



/s/ Ira Tabankin
-------------------------------
Ira Tabankin, President